EXHIBIT a.11


                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST









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                          PHOENIX MULTI-PORTFOLIO FUND

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST



         The undersigned, individually and as Trustee of Phoenix Multi-Portfolio Fund, a Massachusetts business trust (the "Trust") under an Agreement and Declaration of Trust dated October 15, 1987, as amended (the "Declaration"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 26, 1998, executed by each of such Trustees, a copy of which is attached hereto, hereby certifies that at a duly held meeting of the Board of Trustees of the Trust held November 18, 1998, at which a quorum was present, the Board of Trustees acting in accordance with certain implied powers vested in the Board of Trustees pursuant to Article II,
Section 2.2 and the authority conferred pursuant to Article VI, Section 6.3 of the Declaration, for the purpose of changing the names of the Series designated Phoenix Tax-Exempt Bond Portfolio, Phoenix Mid Cap Portfolio, Phoenix International Portfolio, Phoenix Strategic Income Portfolio, Phoenix Real Estate Securities Portfolio and Emerging Markets Bond Portfolio voted to further amend said Declaration of Trust effective on March 26, 1999 as follows:

         The first paragraph of Section 3.2 of Article III of the Declaration is hereby amended and restated to read as follows:

"Without limiting the authority of the Trustees set forth in Section 3.1 to establish and designate any further Series, the following six Series are hereby established and designated: Phoenix-Goodwin Tax Exempt Bond Fund, Phoenix-Seneca Mid Cap Fund, Phoenix-Aberdeen International Fund, Phoenix-Goodwin Strategic Income Fund, Phoenix-Duff & Phelps Real Estate Securities Fund and Phoenix-Goodwin Emerging Markets Bond Fund."

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of March, 1999.


                     /s/ Philip R. McLoughlin
                     -----------------------------------------------------------
                     Philip R. McLoughlin, individually and as attorney-in-fact for Robert Chesek, E. Virgil Conway, Harry Dalzell-Payne, Francis E. Jefferies, Leroy Keith, Jr., Everett L. Morris, James M. Oates, Calvin J. Pedersen, Herbert Roth, Jr., Richard E. Segerson, and Lowell P. Weicker, Jr.




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                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                           PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                           PHOENIX INVESTMENT TRUST 97
                          PHOENIX MULTI-PORTFOLIO FUND
                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                               PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND


       The undersigned, being all of the Trustees of Phoenix-Aberdeen Series, The Phoenix Edge Series Fund, Phoenix Equity Series Fund, Phoenix Income and Growth Fund, Phoenix Investment Trust 97, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:


               1. Pursuant to Section 2.2 of that certain Declaration of Trust dated August 25, 1997 establishing Phoenix Investment Trust 97, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now know as the Phoenix Edge Series Fund, pursuant to Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now know as Phoenix Series Fund and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.


               2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now know as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain




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         DELEGATION AND POWER OF ATTORNEY
         August 26, 1998


                    Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now know as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now know as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.


               3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.


IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 26th day of August 1998.





/s/ Robert Chesek                                /s/ James M. Oates
-------------------------                        -------------------------
Robert Chesek                                    James M. Oates


/s/ E. Virgil Conway                             /s/ Calvin J. Pedersen
-------------------------                        -------------------------
E. Virgil Conway                                 Calvin J. Pedersen


/s/ Harry Dalzell-Payne                          /s/ Herbert Roth, Jr.
-------------------------                        -------------------------
Harry Dalzell-Payne                              Herbert Roth, Jr.


/s/ Francis E. Jeffries                          /s/ Richard E. Segerson
-------------------------                        -------------------------
Francis E. Jeffries                              Richard E. Segerson


/s/ Leroy Keith, Jr.                             /s/ Lowell P. Weicker, Jr.
-------------------------                        -------------------------
Leroy Keith, Jr.                                 Lowell P. Weicker, Jr.


/s/ Everett L. Morris
-------------------------
Everett L. Morris